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                                                                    EXHIBIT 10.2

                      CONSULTING AND DEVELOPMENT AGREEMENT

                            TMS (Toyota Motor Sales)

This Agreement is made and entered into as of July 27, 1998 ("Effective Date") by and between Toyota Motor Sales ("TMS"), a corporation organized under the laws of the State of California and Novo Media Group, Inc. ("Novo"), a corporation organized under the laws of the State of California.

WHEREAS, in TMS's continuous improvement of Interactive communication and transaction systems, TMS from time to time needs assistance in carrying out software development, and

WHEREAS, NOVO is in the business of providing consulting and development services regarding interactive communication and transaction systems, and

WHEREAS, TMS desires to retain NOVO from time to time to perform certain projects for TMS upon request by TMS and as specified and agreed upon from time to time.

NOW THEREFORE, the parties hereto hereby agree as follows:


1.      DEFINITIONS

The following definitions are in addition to the terms defined elsewhere in this Agreement. Unless the context otherwise required, the following terms shall have the following meaning:

1.1 "IP RIGHTS" means copyrights, trademark rights, trade secret rights, inventions, patent rights (if any) and design rights, whether registered or unregistered, and including any application for registration of any of the foregoing, and any rights of similar nature or effect existing anywhere in the world.

1.2 "NOVO TECHNOLOGY" means (i) any intellectual property of NOVO other than the NOVO Work Product, such as NOVO Installer Application, NOVO Registration Application, Custom Toyota Online Browser, PPP Dialer, TCP/IP protocol Stack, Custom Toyota chat application, NOVO memory manager, portions of the Toyota Web Site developed using Java or other similar authoring tools, and the observation and tracking module, LiveTrack, and (ii) intellectual property which was created by NOVO alone or jointly with others, or by NOVO's licensors, including but not limited to intellectual property that is necessary, useful or otherwise generally related to NOVO's development of products, services or components, such as computer code, algorithms and programs relating to software development or programming generally, or is otherwise created by NOVO for a third party, or is licensed to NOVO by a third party, including without limitation computer code, algorithms, and programs relating to software development or programming generally and any inventions, innovations and trade secrets of NOVO relating to the foregoing.



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1.3 "NOVO WORK PRODUCT" means any program materials, audio or visual designs, artwork, user interfaces, derivative works or other copyrightable materials, algorithms, methods, inventions, innovations conceived or developed by NOVO hereunder whether singly or jointly with others and in the performance of the Work, but excluding TMS Materials and the NOVO Technology.

1.4 "TMS MATERIALS" means any and all technology, information or materials provided by TMS to NOVO in connection with NOVO's performance of the Work, including, without limitation, TMS trademarks, product materials, product and business information of TMS, and software programs and including all NOVO Work product previously produced under all agreements and Statements of Work between TMS and NOVO prior to the date hereof.


2.      STATEMENT OF WORK


2.1 Novo shall render all the services ("Work") from time to time agreed upon by the parties and specified in a statement of work (a "SOW" or "Statement of Work"), which will be attached hereto as Exhibit A-1, A-2 etc., and which is made a part hereof by this reference. Each assignment shall be set forth in a separate Statement of Work. A Statement of Work shall consist of a separately signed work order or assignment which details the scope of work and price and which references this Agreement. Each Statement of Work will follow in sequence and is subject to the terms and conditions of this Agreement. To be binding each Statement of Work must be separately agreed to and signed by the parties. NOVO shall have no obligation to commence work until the applicable SOW is agreed upon and fully signed by the parties and TMS has submitted a purchase order covering the applicable Work. TMS shall be responsible for timely issuing or amending any applicable purchase orders required by its accounting systems so that TMS can comply with the payment provisions of this Agreement.

2.2 Statements of Work may be amended or modified by a supplementary work order agreed to in writing and signed by both parties, which order shall be attached to the applicable Statement of Work. Thereupon, the Statement of Work shall include the services described in the supplementary work order.

2.3 The terms and conditions of this Agreement and the related Statements of Work shall exclusively govern the provisions of services and the license of any software to TMS in connection with the Statements of Work hereunder, and shall supersede all pre-printed terms and conditions contained in any purchase order, order acknowledgment form, invoice or other business form submitted hereafter (or concurrent herewith) by either party to the other.


3.      RELATIONSHIP


3.1 NOVO shall provide services that include but are not limited to: Interactive Ideation and Concept Development, Creative Development/Implementation, Engineering/Production for


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Internet sites or other digital delivery systems. NOVO may use subcontractors to perform the Work or any part thereof.

3.2 Neither NOVO nor its employees shall be deemed to be TMS employees. It is understood that NOVO is an independent contractor for all purposes and at all times. NOVO is wholly responsible for withholding and payment of all federal, state and local income and other payroll taxes with respect to its employees, including contributions from them as required by law.

4.      BILLING AND PAYMENT

4.1 NOVO shall invoice TMS for fees for Work hereunder and expenses incurred in accordance with the schedule set forth in the applicable Statement of Work. Payment shall be due upon submission of accurate invoices by NOVO to TMS, and TMS shall pay NOVO within 30 days of invoice date.

4.2 Any applicable payment schedule or milestone schedule shall be set forth in the applicable Statement of Work. In case of any delay due to non-performance or not timely performance by TMS or a third party or otherwise not within the control of NOVO, any time for performance by NOVO will be appropriately adjusted.

4.3 The amounts payable to NOVO under this Agreement do not include any sales, use or other governmental taxes and charges. TMS shall be solely responsible for payment of all taxes or charges resulting from the commerce or other taxable activity conducted on or through the TMS world wide web site on which the NOVO Work Product, TMS Materials or licensed NOVO Technology is used. NOVO shall be solely responsible for any governmental taxes or charges resulting from payments by TMS to NOVO for Work performed by NOVO under this Agreement. Notwithstanding the foregoing, the party hereto in tax compliance with respect to matters covered herein (the "Tax Compliant Party") shall not be required to pay or otherwise be liable or responsible for, and the party hereto not in compliance with applicable tax regulations with respect to the matters covered herein (the "Non-Tax Compliant Party") hereby indemnifies and holds the Tax Compliant Party harmless against, any penalty, additional tax, or interest that may be assessed or levied against the Tax Compliant Party as a result of the failure of the Non-Tax Compliant Party to collect or pay any tax, or to file any return, form or information statement that may be required to be filed by any governmental agency as required to be paid or filed by the Non-Tax Compliant Party. For purposes of this Agreement, NOVO shall be required to collect and remit any applicable sales, use or similar tax on the deliverables provided by NOVO to TMS in connection with the Services under this Agreement, and, subject to the foregoing sentence, TMS shall reimburse NOVO for such taxes.

5.      DURATION

This Agreement shall commence as of the year and date first written and shall extend to all Work done under the Statements of Work. However, this Agreement or any Statement of


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Work hereunder may be terminated earlier as provided below. Termination of this
Agreement shall terminate all Statements of Work then in effect (but not the payment obligations as described in this Agreement), but the termination of a Statement of Work shall not affect this Agreement or other Statements of Work then in effect.


6.      TERMINATION; DEFAULT


6.1 Either Party shall be entitled to terminate without cause this Agreement or any Statement of Work hereunder on sixty (60) days prior written notice to the other party. Should TMS exercise its right to terminate a Statement of Work or this Agreement prior to the completion of such Statement of Work or the Agreement, NOVO will require payment of, and TMS agrees to pay, the payment for all services provided by NOVO under this Agreement up to the end of the sixty
(60) termination period.

6.2 The occurrence of any of the following shall constitute an event of default under this Agreement (a) either party shall default in the performance of any of its obligations under this Agreement in any material respect and such default continues for a period of thirty (30) days after receipt of written notice from the non-defaulting party; (b) either party shall make an assignment for the benefit of creditors, be adjudicated bankrupt, file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under Title 11 of the United States code or any successor or other federal or state insolvency law ("Bankruptcy Law"), have filed against it an involuntary petition in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law, which petition is not discharged within thirty (30) days or shall apply for or permit the appointment of a receiver or trustee for its assets, (c) either party shall have failed to pay any amounts due from such party within ten (10) days after receipt of written notice from the other party, or (d) either party is in breach of its respective obligations under Sections 7, 8 or 9 of this Agreement. In the event of the other party's default hereunder, either party may, on written notice to the defaulting party (i) terminate this Agreement (subject to the limitations of Sections 6.3 and 7.3(a)), or (ii) elect to withhold any payment or service to be paid or performed by the non-defaulting party hereunder which shall be due or occur after the date of receipt of such notice by the non-terminating party until such default is cured. The rights afforded the parties under this paragraph will not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law.

6.3 Effect of Termination. Upon termination of this Agreement and any Statement of Work, TMS shall pay NOVO's fees for services performed to the date of termination within thirty (30) days after such termination. In addition, NOVO shall return all TMS Materials and other Confidential Information of TMS to TMS and all licenses and rights granted to NOVO pursuant to Section 7.2 hereof shall terminate. In the event this Agreement or a Statement of Work is terminated by NOVO for default or violation by TMS of its obligations under Section 8 (b) or
Section 7.3, then the license granted in Section 7.3 relating to the applicable Statement of Work or all Statements of Work hereunder (if the Agreement is terminated) shall terminate and TMS shall promptly return to NOVO all NOVO Technology, and other NOVO


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Confidential Information, if any. In the event a Statement of Work or this
Agreement is terminated for any other reason (including monetary breaches under this Agreement), the licenses granted by NOVO to TMS in Section 7.3 shall continue and survive such termination, subject to the termination rights of NOVO in the event of a subsequent TMS breach of Section 7.3 or Section 8 of this Agreement. In addition, upon termination as set forth herein,, TMS shall promptly return to NOVO all Confidential Information of NOVO.

6.4 At any time within ninety (90) days prior to the expiration of this term of agreement, NOVO may (but is not obligated to) submit to TMS a written request for TMS's decision on renewing this Agreement. Within thirty (30) days following such a request, TMS shall notify NOVO of TMS's decision regarding renewing this Agreement.


7.      TITLE TO MATERIAL


7.1 Except as and to the extent otherwise provided herein, neither this Agreement nor the performance of Work hereunder, shall give either TMS or NOVO any ownership interest in or right to any IP Right of the other party. All IP Rights that are owned or controlled by a party at the commencement of this Agreement shall remain under the ownership or control of such party throughout this Agreement and thereafter.

7.2 TMS hereby grants to NOVO a royalty free, non-exclusive, worldwide license to use and practice the TMS Materials and applicable TMS IP Rights for the sole purpose of NOVO's performance of the Work under this Agreement including the Statements of Work. TMS understands that in order to use the results of the Work performed hereunder, it may be necessary to obtain licenses of third party software (such as third party database software licenses) in order to be able to fully use the results of the Work. NOVO shall cooperate with TMS in TMS's obtaining such third party licenses and TMS agrees to bear the expense of obtaining such licenses. With respect to all materials and software, if any, that are necessary or desirable for NOVO to perform the services, the parties agree to cooperate in obtaining for NOVO (at TMS's sole expense) the right for NOVO to use, solely for the purpose of performing the Work for TMS hereunder, such third party information, software and technology, and all IP Rights therein.

7.3 The parties agree that the NOVO Technology hereunder and all IP Rights therein, but excluding the NOVO Work product, TMS Materials and all IP Rights in the TMS Materials, and the NOVO Work product, is and shall be owned by, and shall be the sole and exclusive property of, NOVO. NOVO hereby grants, subject to compliance with the license terms below, to TMS the following rights:

        (a) in the NOVO Technology, the worldwide, royalty free, perpetual (except in case of a termination of this license for breach or violation by TMS of its obligations pursuant to this Section 7.3(a) or Section 8), non-assignable (except to TMS' subsidiaries), limited license, with right to sublicense (but only for the benefit of TMS or its permitted successor or assigns), to do any and all of the following: use, include in other product material, copy and reproduce the NOVO Technology, in object code form only, and to publicly display and have


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third parties' use the NOVO Technology, in object code form only, and in each case only as necessary for or in connection with the use, management and maintenance of the interactive system(s) to be developed by NOVO for TMS under this Agreement; and

7.4 The parties agree that the NOVO Work product, the TMS Materials and all IP Rights in the NOVO Work product and the TMS Materials are and shall be owned by, and shall be the sole and exclusive property of TMS. NOVO makes no claim to ownership or title to the Novo Work product or the Work and/or production processes or tools employed in the development of the Work product. NOVO shall have no right to use the Work product for any purpose other than providing services under any Statement of Work and for display of NOVO past projects for marketing and sales purposes as contemplated by this Agreement without the prior written consent of TMS, which may be withheld in TMS' sole discretion; provided, however, that TMS hereby grants to NOVO the worldwide, royalty free, perpetual, non-assignable (except to NOVO's subsidiaries), limited license to use, reproduce, and create derivative works of any or all NOVO Work Product, and to sublicense the use of such derivative works to any third parties not in direct, material competition with TMS in the automotive industry.

7.5 Each party agrees to perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to evidence and perfect the rights of the parties as stated herein and to accomplish the transactions contemplated by this Agreement.


8.      CONFIDENTIAL INFORMATION


(a) Any specifications, drawings, sketches, models, samples, data, computer programs, reports, work, work product, documentation or other technical or business information ("Information") owned by TMS and furnished or disclosed by TMS to NOVO hereunder and any Work Product created pursuant to this Agreement and prior work product of NOVO created pursuant to prior agreements shall be deemed confidential to TMS and shall be returned to TMS at the conclusion of this Agreement, or shall be destroyed (if TMS shall so direct in writing)(subject to the provisions of Section 22 hereof). Unless such Information was previously known to NOVO, is in the public domain at the time of disclosure, is subsequently made public by TMS or is received by NOVO without any confidentiality obligation from a third party having a legal right to make such disclosure, it shall be held in confidence by NOVO, shall be used only for the purposes hereunder, and may not be used for other purposes. NOVO shall notify and obligate each of its employees, agents and its subcontractors to keep such requirements. It is understood that NOVO shall have the right to disclose the terms of this Agreement to attorneys, government agencies (including the S.E.C.), financial advisors and potential investors, subject to reasonable confidentiality provisions.

(b) Any Information owned by NOVO and furnished or disclosed by NOVO to TMS hereunder, including, without limitation, the NOVO Technology in source code and object code form, shall be deemed confidential to NOVO and shall be returned to NOVO at the conclusion of this Agreement or destroyed (if NOVO so directs in writing). Unless such Information was previously known to TMS, is in the public domain at the time of disclosure, or


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is subsequently made public by NOVO or is received by TMS without any confidentiality obligation from a third party having a legal right to make such disclosure, it shall be held in confidence by TMS, shall be used only for the purposes hereunder, and may not be used for other purposes. TMS shall notify and obligate each of its employees, NOVO's and subcontractors to keep such requirements. It is understood that TMS shall have the right to disclose the terms of this Agreement to attorneys, government agencies (including the S.E.C.), and financial advisors, subject to reasonable confidentiality provisions.

(c) It is not the intention of the parties that Confidentiality Agreements must refer by name to NOVO or TMS. To the extent that any existing general confidentiality agreements are sufficient to secure the obligations of the parties, their employees, agents and subcontractors under paragraphs (a) or (b) above, such agreements qualify as Confidentiality Agreements.


9.      TRADEMARKS, TRADENAMES AND LOGOS


9.1 TMS Trademarks. TMS's trademarks, tradenames, logos, product identifications, artwork and other symbols and devices associated with TMS's products and services ("TMS Trademarks") are now and shall remain the property of TMS. To the extent provided to NOVO, the TMS Trademarks shall be deemed included in TMS Materials. NOVO is hereby granted the non-exclusive, nonassignable and nontransferable right to use the TMS Trademarks identified in the applicable Statement of Work solely for purposes of fulfilling its obligations hereunder. NOVO may use TMS's name and the Work as described herein.

9.2 NOVO's Trademarks. NOVO's trademarks, tradenames, logos, product identifications, artwork and other symbols and devices associated with NOVO'S products and services ("NOVO Trademarks") are now and shall remain the property of NOVO. TMS, upon approval by NOVO, may use the NOVO name, logo and/or trademark, if any, in connection with the advertising, marketing, publicity and promotion of the Work.


10. LIMITED WARRANTY AND LIMITATIONS


10.1 NOVO warrants that the Work provided hereunder will be performed in a professional manner. In order to receive warranty remedies, deficiencies must be reported within ninety (90) days from the display or other operation of the Work on a TMS world wide web site or other location accessible by third parties generally. Such warranty does not cover any deficiency due to any modification by anyone other than NOVO, any abuse or misuse of the Work, or extraordinary or unusual environmental conditions, including operating environment. TMS sole remedy is to have the affected Work re-performed or, at NOVO's option, to receive a refund for the pro rata amount of the fees attributable to the affected Work.


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10.2 THIS WARRANTY SET FORTH IN THIS SECTION IS EXCLUSIVE AND NOVO DISCLAIMS ALL
OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT, WHICH ARE EACH EXPRESSLY DISCLAIMED AND TMS HEREBY EXPRESSLY WAIVES SUCH WARRANTIES.

10.3 EXCEPT TO THE EXTENT PROVIDED IN SECTION 11 BELOW, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE WORK OR THE USE OR INABILITY TO USE THE WORK, INCLUDING, WITHOUT LIMITATION, LOST GOODWILL, LOST PROFITS, LOSS OF DATA OR SOFTWARE, WORK STOPPAGE OR IMPAIRMENT OF OTHER GOODS, AND WHETHER ARISING OUT OF BREACH OF WARRANTY, BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR IF SUCH DAMAGE COULD HAVE BEEN REASONABLY FORESEEN, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY EXCLUSIVE REMEDY PROVIDED HEREIN. IN ADDITION, IN NO EVENT SHALL NOVO BE LIABLE FOR THE COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES OR ANY OTHER DIRECT DAMAGES.


11. INSURANCE AND INDEMNIFICATION


11.1 NOVO Indemnification. NOVO shall indemnify and hold harmless TMS, its parent, subsidiaries and affiliates and their respective employees, contractors, shareholders and directors, and defend and pay any damages, fines or penalties finally awarded with respect to claims brought by third parties against TMS, its parent, subsidiaries, affiliates, and their respective directors, officers, agents and employees (1) due to any act of infringement of any U.S. patent or worldwide copyright or any unauthorized use of any trade secret by the NOVO Technology or the NOVO Workproduct (but excluding infringement based on TMS failure to obtain necessary IP Rights as per Section 7.2 hereof), each in unaltered form, (2) based on NOVO's failure to comply with U.S. federal, state or local law, or (3) in connection with third party claims only, the negligent acts or omissions of NOVO, its employees or subcontractor; but in all events excluding liability to the extent covered under Section 11.2 below; provided that TMS promptly notifies NOVO of any such claim, provides NOVO with reasonable assistance and full information, and gives NOVO sole control over the defense and/or settlement thereof, and provided further that NOVO shall not settle any such claim in any manner having a material, detrimental effect on TMS without TMS prior written consent. Subject to the foregoing, TMS shall have the right to participate in any such claim with counsel of its own selection at TMS's own expense. If the NOVO Technology or NOVO Work product is or in NOVO's reasonable judgment may become the subject of any such claims brought by third parties, NOVO may at its option, election and expense (i) procure a license for TMS to continue to use and maintain the system or the website, as applicable and


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appropriate in NOVO's discretion; or (ii) replace the affected NOVO Technology or NOVO Work product with other suitable subject matter or (iii) modify the NOVO Technology or NOVO Work product to make it noninfringing; or (iv) remove the allegedly infringing NOVO Technology or NOVO Work product from the Toyota Web Site. The foregoing states NOVO's entire liability and TMS's sole and exclusive remedy with respect to claims of infringement of third party proprietary rights of any kind. In no event shall the liability hereunder exceed the higher of (i) the total payment received by NOVO with respect to the Work described herein or (ii) the total amount of insurance coverage maintained by NOVO applicable to the indemnity provided for in this Section 11.1.

11.2 TMS Indemnification. TMS shall indemnify and hold harmless NOVO, its parent, subsidiaries and affiliates and their respective employees, contractors, shareholders and directors, and defend and pay any damages, fines or penalties finally awarded with respect to claims brought by third parties against NOVO, its parent, subsidiaries, affiliates, and their respective directors, officers, agents and employees (1) arising in connection with any TMS Materials (so long as such liability is not caused by modifications made by NOVO to such TMS Materials) or NOVO's use thereof, or failure to obtain necessary IP Rights as per Section 7.2 hereof; (2) based on TMS' failure to comply with U.S. federal, state or local laws, or (3) in connection with third party claims only, the negligent acts or omissions of TMS, its employees or subcontractors; provided that NOVO promptly notifies TMS of any such claim, provides TMS with reasonable assistance and full information, and gives TMS sole control over the defense and/or settlement thereof; and provided further that TMS shall not settle any such claim in any manner having a material, detrimental effect on NOVO without NOVO prior written consent. Subject to the foregoing, NOVO shall have the right to participate in any such claim with counsel of its own selection at NOVO's own expense. In no event shall the liability hereunder exceed the higher of (i) the total payment made by TMS to NOVO with respect to the Work delivered herein or
(ii) the total amount of insurance coverage maintained by TMS applicable to the indemnity provided for in this Section 11.2.

11.3 Insurance. NOVO shall procure and maintain, during the term of this Agreement, at its sole expense, commercial general liability insurance, including contractual and advertising liability, with an insurance company satisfactory to TMS, in the amount of not less than One Million Dollars ($1,000,000) combined single limit for bodily injury and property damage. NOVO shall also maintain, at all times hereunder, employer's liability insurance in the minimum amount of One Million Dollars ($1,000,000) and worker's compensation insurance in an amount satisfying applicable laws. NOVO shall provide TMS with a certificate or certificates of the insurance described herein within five (5) days after the date of this Agreement, which certificate shall specify that the insurance carrier will provide TMS thirty (30) days written notice prior to any change, cancellation or reduction in such coverage. The certificate(s) for the product and commercial general liability policies shall also show TMS, its parent and subsidiaries as additional insureds thereunder. The insurance coverage required hereunder shall be procured from an insurer with a Best's performance rating of at least A- and with a financial size category of at least Class VII.


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12.  NOTICE


Any notice hereunder shall be in writing and delivered when delivered personally, by fax (and confirmed by regular mail), or by overnight express, or if mailed by certified or registered mail, postage prepaid, addressed to a party at its address stated below its signature hereto or to such other address as such party may designate by written notice to the other party in accordance herewith and shall be deemed effective upon receipt.


13.  WAIVER


The failure of either party at any time to enforce any right or remedy available to it under this Agreement with respect to any breach or failure by the other party shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by the other party.


14.  SEVERABILITY


If any provision of this Agreement shall be held illegal, invalid or unenforceable, in whole or in part, such provision shall be modified to the minimum extent necessary to make it legal, valid and enforceable, and the legality, validity and enforceability of all other provisions of this Agreement shall not be affected thereby.


15.  SURVIVAL OF OBLIGATION


The provisions of Sections 6.3, 7.3 (except as pursuant to operation of Section 6.3), 7.4, 8, 9, 10, 11.1, 11.2, 15, 16, 20, 22 shall survive the termination of this Agreement for whatever reason and, in addition, the obligations of the parties under this Agreement that by their nature continue beyond the expiration of this Agreement shall survive any termination or cancellation of this Agreement.


16.  CHOICE OF LAW


The construction, interpretation and performance of this Agreement shall be governed by the laws of the State of California, excluding conflict of laws rules and principles.


17.  INTERPRETATION; CAPTIONS


The captions in this Agreement are included for convenience only and shall not be construed to define or limit any of the provisions contained herein. This Agreement shall be fairly


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interpreted in accordance with its terms without any strict construction in favor of or against either party and ambiguities shall not be interpreted against the drafting party.


18.  ENTIRE AGREEMENT; AMENDMENT


This Agreement together with the Statements of Work constitutes the entire agreement between TMS and NOVO relating to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings of the parties other than confidentiality agreements. This Agreement or any Statement of Work shall not be changed in any manner except by a writing executed by both parties. Other than as expressly provided herein, both TMS and NOVO agree that no prior to contemporaneous oral representations form a part of their agreement.


19.  COMPLIANCE WITH LAW; EXPORT


In performing its obligations under this Agreement, each party hereto shall comply with all applicable federal, state, and local laws, rules and regulations.


20.  ARBITRATION


If any dispute should arise between the parties in connection with this Agreement, before resorting to any other legal remedy, the parties shall attempt in good faith to resolve the dispute. If the parties are unable to resolve the dispute after good faith consultation, the controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof, shall be settled by binding arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes ("Rules"), by three arbitrators appointed in accordance with said Rules. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Los Angeles, California.


21.  NO ASSIGNMENT


The rights granted herein are personal to the parties and neither party may assign this Agreement, any Statement of Work or any rights hereunder or thereunder without the prior written consent of the other party, except that TMS may assign this Agreement together with related Statements of Work and license rights to any of its subsidiary or parent corporations, without NOVO's consent; provided, further, that neither party hereto shall require the consent of the other party with respect to an assignment of this Agreement in the event of a sale of all


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or substantially all of the assets or other merger or reorganization of the party transferring the Agreement.


22. NOVO CREDITS

NOVO retains the right to demonstrate in NOVO's web site, printed materials and marketing programs or arrangements any Work as part of a portfolio of work it has done for other customers. NOVO will not represent any Work before it is available to access by the general public. TMS hereby grants NOVO a limited irrevocable license to display the TMS Materials and the NOVO Work Product to the extent such TMS Materials and NOVO Work Product are incorporated in the Work solely for the purpose of NOVO displaying its Work as part of its portfolio of works.

IN WITNESS WHEREOF, NOVO and TMS have executed this Agreement in duplicate on the day and year below written.

July 27, 1998


Toyota Motor Sales                          NovoMedia Group Inc.


By /s/ JUNE OKAMOTO                         By: /S/ KELLY ANTHONY RODRIQUES
  ------------------------------------         ---------------------------------
JUNE OKAMOTO                              Kelly Anthony Rodriques

Address:  19001 S. Western Avenue           Address:  222 Sutter Street
          Torrance, CA 90509                          6th Floor
                                                      San Francisco, CA 94108
                                                      415.646.7000 (o)
                                                      415.646.7001 (f)

                                    EXHIBIT A

                               Toyota Motor Sales

                        Summary of Work and Compensation
                          "Toyota Interactive Network"

WORK TO BE PERFORMED

NOVO will use its reasonable commercial efforts to undertake and complete development and implementation of interactive products and services requested by TMS (the "Products") in accordance with and substantially on the schedule agreed upon by the parties. NOVO shall perform services and provide Products that meet the reasonable satisfaction of TMS. For significant projects to be performed under this Agreement, TMS and NOVO shall execute an appropriate Work Order specifying the scope of the project and Work to be performed and the schedule for performing such Work.

SITE MAINTENANCE/AUGMENTATION

NOVO shall provide interactive strategy, concept, and creative/production services for maintenance and augmentation of the Toyota web site. Production services are rendered at the rates listed below and apply specifically to the team of individuals allocated by NOVO, which is comprised by the positions listed below:

                                           MONTHLY TOTAL
            POSITION                     HOURS PER MONTH      PER HOUR      COST/MONTH
            --------                     ---------------      ---------     ----------
     CEO (Kelly Rodriques)                  as needed            $[ * ]          [ * ]
   Director of Client Services                 30                $[ * ]          [ * ]
      Account Supervisor                      160                $[ * ]         $[ * ]
        Senior Producer                       160                $[ * ]         $[ * ]
  CTO/Director of Engineering                  65                $[ * ]         $[ * ]
         Engineers (4)                        640                $[ * ]         $[ * ]
             Traffic                          160                $[ * ]         $[ * ]
        Programmers (3)                       480                $[ * ]         $[ * ]
                                             1695                               $[ * ]


ADDITIONAL EXPENSES

NOVO agrees to absorb travel and related out-of-pocket expenses for two (2) people two (2) times per month to the Toyota location in Torrance, California. If TMS requests travel in excess of said allotment, TMS shall absorb those associated costs. In addition, TMS shall

AN ASTERISK [ * ] INDICATES THAT CERTAIN
CONFIDENTIAL INFORMATION CONTAINED IN THIS
DOCUMENT HAS BEEN OMITTED, PURSUANT TO A
REQUEST FOR CONFIDENTIAL TREATMENT, AND
FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

absorb all travel and related out-of-pocket expenses for one (1) person to attend the Fall, 1998 dealer show.

BROWSERS AND OPERATING SYSTEMS

NOVO will support the following browsers on WINDOWS, MAC and UNIX where there is a released version for that platform and related additional versions: AOL - Internet Explorer 3.0, AOL - Internet Explorer 4.0, Internet Explorer 3.0, Internet Explorer 4.0, Internet Explorer 5.0, Netscape 2.0, Netscape 3.0, Netscape 4.0, Netscape 5.0, Opera, WebTV

THIRD PARTY TOOLS

NOVO shall occasionally recommend third party tools or other software programs in developing and maintaining the Toyota web site. Prior to TMS making a decision with regard to such recommendation, NOVO shall inform TMS of the extent of its familiarity with such tools or software and the likelihood of delays in providing the deliverables called for by the related Services owing to any lack of familiarity. In addition, TMS shall have the right to request that NOVO demonstrate its expertise in use of said tool or related software program(s) by providing NOVO with written notice of TMS's request. The reasonable cost of said demonstration shall be included in the fees set forth above. If NOVO anticipates that the cost of said demonstration is in excess of the monthly fees set forth above, NOVO shall notify TMS of the additional costs involved.

AUDIT

TMS shall have the right to have a third party consultant audit NOVO to test the efficiency of the code NOVO is compiling and writing in connection with TMS's projects. NOVO and TMS shall mutually agree upon said consultant and said audit shall be at the sole cost and expense of TMS.

                                                           [NOVO/IRONLIGHT LOGO]


                                 FIRST ADDENDUM

This First Addendum made this 16th of Feb. 1999 by and between Novo MediaGroup, Inc. ("Novo") and Toyota Motor Sales ("TMS") hereinafter called the Parties.

WHEREAS the Parties have entered into Consulting and Development Agreement ("Agreement") dated July 27, 1998 and,

WHEREAS, it is the desire of the Parties to amend and modify the Agreement, and

NOW, therefore, the Agreement is hereby amended and modified in the following respects.


                                   WITNESSETH


1. SERVICES. As of January 1, 1999 Novo shall add one (1) Account Manager to the TMS retained relationship. Said Account Manager shall work One Hundred and Sixty (160) hours per month on the TMS account and shall be billed at the rate of [ * ] Dollars ($[ * ]) per hour.

2. BUDGET. The monthly retained agreement between TMS and Novo shall increase by [ * ] Dollars ($[ * ]) per month for the revised monthly total of [ * ] Dollars ($[ * ]).

All other terms and provisions of the said contract between the parties hereto shall remain in full force and effect.

In TESTIMONY WHEREOF, the parties hereto have hereunto subscribed their names as of the date first abovewritten

NOVO MEDIAGROUP, INC.                       TOYOTA MOTOR SALES

By: /s/ ANTHONY WESTREICH                  BY: /s/ JUNE OKAMOTO
   -----------------------------------         ---------------------------------

Name: Anthony Westreich                     Name: June Okamoto
     ---------------------------------           -------------------------------

Title: President, COO                       Title: Internet Marketing Manager
      --------------------------------            ------------------------------

Date:  2/[ILLEGIBLE]/99                      Date: February 16, 1999
     ---------------------------------           -------------------------------

                                                  222 Sutter Street, Sixth Floor
                                                         San Francisco, CA 94108
                                                                    415.646.7000
                                                           www.novoironlight.com

AN ASTERISK [ * ] INDICATES THAT CERTAIN
CONFIDENTIAL INFORMATION CONTAINED IN
THIS DOCUMENT HAS BEEN OMITTED,
PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT, AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

                                                           [NOVO/IRONLIGHT LOGO]


                                 SECOND ADDENDUM

This Second Addendum made this 16th of Feb., 1999 by and between Novo MediaGroup, Inc. ("Novo") and Toyota Motor Sales ("TMS") hereinafter called the Parties.

WHEREAS the Parties have entered into Consulting and Development Agreement ("Agreement") and First Addendum ("First Addendum") dated July 27, 1998 and Feb. 16, 1999 respectively, and,

WHEREAS, it is the desire of the Parties to amend and modify the Agreement, and

NOW, therefore, the Agreement is hereby amended and modified in the following respects.


                                   WITNESSETH


1. SERVICES. As of March 15, 1999 or when the Toyota.com site goes live at the Global Frontier Center, Novo shall add one (1) Network Administrator and one
    (1) Database Administrator to the TMS retained relationship. Said Network Administrator shall bill at the rate of [ * ] Dollars ($[ * ]) per hour and shall work Thirty-Five (35) hours per month on the TMS account and said Database Administrator shall bill at the rate of [ * ] Dollars ($[ * ]) per hour and shall work Twenty (20) hours on the TMS account.

2. BUDGET. The monthly retained agreement between TMS and Novo shall increase by [ * ] Dollars ($[ * ]) per month for the revised monthly total of [ * ] Dollars ($[ * ]).

All other terms and provisions of the Agreement and First Addendum between the parties hereto shall remain in full force and effect.

In TESTIMONY WHEREOF, the parties hereto have hereunto subscribed their names as of the date first abovewritten


NOVO MEDIAGROUP, INC.                       TOYOTA MOTOR SALES

By: /s/ ANTHONY WESTREICH                  BY: /s/ JUNE OKAMOTO
   -----------------------------------         ---------------------------------

Name: Anthony Westreich                     Name: June Okamoto
     ---------------------------------           -------------------------------

Title: President, COO                       Title: Internet Marketing Manager
      --------------------------------            ------------------------------

                                                  222 Sutter Street, Sixth Floor
                                                         San Francisco, CA 94108
                                                                    415.646.7000
                                                           www.novoironlight.com

AN ASTERISK [ * ] INDICATES THAT CERTAIN
CONFIDENTIAL INFORMATION CONTAINED IN
THIS DOCUMENT HAS BEEN OMITTED, PURSUANT
TO A REQUEST FOR CONFIDENTIAL TREATMENT,
AND FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION.